                                                                  Exhibit 99.2



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  EMCO RECYCLING CORP.

        We have audited the accompanying consolidated balance sheets of EMCO RECYCLING CORP. (an Arizona corporation) as of March 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended March 31, 1995 and for the period from inception (May 1, 1993) to March 31, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EMCO RECYCLING CORP. as of March 31, 1995 and 1994, and for the results of their operations and their cash flows for the year ended March 31, 1995 and for the period from inception to March 31, 1994, in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP



Phoenix, Arizona
  August 11, 1995
  (except with respect to the matter
  discussed in Note 12, as to which
  date is August 29, 1995).